Exhibit 3.1

EX-3. I 2 v376941ex3-1.htm EX-3.1 STATE OF NEVADA ROSS ..TVIW-FR Senvtaiy af State OFFICE DI" TIM SECRETARY OF STATE Certified Copy April 25, 2014 Job Number: C20140428-2405 Reference Number: Expedite: Through Date: The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and. related subsequent documentation filed with the Secretary of states Office., Commercial Recordings Division listed on the attached report. Document Number(s) Description Number of Pages 2014030782 I-48 Amendment 1 Pagesil Copies Respectfit11y, ROSS MILLER Secret-my of State Certified By: Nita Hibshman Certificate Number C20140428-2405 You may verify this certificate online at http://www.nvses.uovi Commercial Recording Division 202 N. Can Street Carson City, Nevada 89701-069 Telephone (775) 684-5708 Fax (775) 684-7138 From: unknown Pa's: 3/5 ROSS MILLER Se eretary et Siete 204 With Came Street, Setts 4 OSMOn City, Mende IS9701-4520 (775) 04 5700 Wse: vi entrivses.gov 1mapaIfsi. Articles of Incorporation (PURSUANT TO tiRS CHAPMR 70) Date: 042912009 2:22:25 PM Filed in the Office of ._#.. 4 00 4*, di • . ' ' Secretary of State State Of Nevada Business Number , E0349622009-7 Filing Number 20090516073.03 Filed On 06/29/2009 Number of Pages 3 usa FISACKInt ONLY-OA et)T100:111MIT 1. Matte of Premie°Oi1Fietd ers, CerPoradost: Registered ocimrntigi.4 Meets tered Agent 11:11Z-i-g‘ l Agent fcc Service e Process: (otneck Menoemerole) EtVetered Agent aiPs inn bin' (name and aderesg beke.) New ortiereemoneetfel Reuistered Ages* iiiij N Ceacin Slicot streateatest MatilreAdeiel4 0F eftent Inn rbeet eddrne) 3..Anticiiroga ABOVE VACS le FOR OPFER ME 0111-T rin • 001ce or PosItIon won Eta/ cn5,04 *13 117.rs boar)._ Name of TM or Cell of Oita Posttioe othEnriy"- ' !Oman—City I Nevada; S9706 I citY rTp Code ..;— ., ,_ , ;. Nevadalz; —a,ii________ • :' 4,77 Number or SAW= pacts et Nartftr et . 5. NAM maguzfrza Oa* es1s4 _ --'7f-74-CH 6 Par vatue — witirOte J-- --------- autated bum) PW,1#1c: 4 _ ,,,70s°K1341 Ailertw$ gem '1 °tams 1 palliated+ 0-00,1.;_i parittand_______i • -••-• ; ".12,93 Causal RClEniti I TX i177-5087 • .. . , ••••••••• 2)1'7- • samt.reWes teelanc- Th e AtiMitsm ergo eoMaretron slip in: N.* inguidtek. atrbiztri* corporettae Way lemily cogage...in WealeAddeen and kocolPralieVailar — 21 -slat p Cade -al ••••••I • —, Ixtdawnin Irrri r..75or Aiwa zrp eprie 9or t3s Rergistemed /{gent for the above named En*. • . . . 41.0.010441,1111M5Ii!IP*OTOOred Anna Or On tiihnii00e!inWsd Agent En*" :14040-04* .r0444.4 ter*, . • . ; •:: memo& Secre arytit nn* MS TO Mao nftrited: 4-A0,06 From: unknown Pax 415 Dato: 6/29/2009 2:22:23 PM Premier OH Field Services, Inc. Articles of incorporation (can't) ARTICLE 3 Qttimmon Stock: The amount of the total authorized capital stock of this corporation Is Fifty Million (50,000,000) shares with a par value of $0_001 each, amounting to Fifty Thousand Dollars ($50,000.00), Preferred Stock; The amount of the total authorized capital stock of this corporation b Twenty Wilke; (20,000,000) shares with a par value of $0.001 each, amounting to Twenty Thousand Dollars ($20.000.00), with the Board of Directors having authority to attach such terms as they deer/ fit. ARTICLE bi Elimination or Limitation of Liability of Directors No director shall be liable to the corporation or its stockholders for monetary damages for breech of fi duciary duty as a director; provided, however, that nothing contained herein shall eliminate or Mitt the liability of a director (i) for any breach of the director's duly of loyalty to the corporation or its stockholders, (if) for acts or omissions not in good faith or which involve Intentional misconduct or a knowing violation Of law, (iil) for any transaction from which the director derived art Improper personal benefit, or (iv) for any Pot or omission occurring prior to their directorship_ ARTICLE 9 indemnification of Directors and Officers The oorparation shalt indemnify the directors and officers of the corporation, and of any subsidiary of the corporation, to the full extent provided by the laws of the State of Nevada. Expenses incurred by a diMttor or officer in defending a civil or criminal action, suit or proceeding $tiatf be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately he determined that he is not entitled to be indemnified by the corporation. In addition, the corporation may advance expenses of such nature on any other terms and/or in any other manner authorized by law. From: unknown Page: 5(5 ROSS MILLER Gem uter3r of Slate 202 North Carson Street Carson City, Nevada 897014201 (775)r 04 57013 Websitar vrww.nvemi.gov Date: et29/.2009 2:22;23 PM Registered Agent Acceptance (PURSUANT TO NRS 77.310) This form may be submitted by a COmmerciai Registered Agent Noncommercial Registered Agent or Represented Entity. For more information please visit iittoigwww,ritotos.gov/husinessiforms/re,asp tiar BLACK INK coax • ad NOT Maitudifr ABOVE SPACE IS 16OR OFFICK 1156 ONLY Certificate of Acceptance of Appointment by Registered Agent In the matter of premier On Field Services, Inc. Name of Ret3reeented theiness Entity Loughlin Associates, ; am a: Name or Appointed Registered Ageht" OR Represented Entity Serving as Own Agent* (complete only one) a) rit commercial registered agent listed with the Nevada Secretary of State, noncommercial registered agent with the following address for service of process: 2533 N. tersOri Street Carson City i Nevada _809§-0242 Street Address City Zip Code Nevada Mailing Address (If different from street address) City Zip Code C) represented entity accepting own service of process at the following address: Title of Office or Position of Person In Represented Entity i Nevada . Street Address Oity Zip Code Address Of different from street admen) City Zip Cocle and hereby state that on I accepted the appointment as registered agent for the above named business entity. ipat X ! cialy/07.. AutftertZed Signature of R.A. or On Behalf of 14.4. Company Oat *If changing Registered Agent when reinstating, officer's signature required. X Signature of officer Date Neva*, so cretin of Rata Farm RA Avospharicaa Revise& 1244.9